May 23, 2023	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
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RAYMOND JAMES ANNOUNCES CME TERM SOFR AS REPLACEMENT REFERENCE RATE FOR OUTSTANDING U.S. DOLLAR LIBOR-LINKED SECURITIES

ST. PETERSBURG, Fla. - On May 23, 2023, Raymond James Financial, Inc. (NYSE: RJF) (“RJF”) announced that, effective as of the first London banking date after June 30, 2023 (the “LIBOR Replacement Date”), three-month CME Term SOFR (as defined below) will be the replacement reference rate for the following of its outstanding securities that currently provide for the use of three-month U.S. dollar LIBOR as the reference rate:

•6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock represented by depositary shares, each representing a 1/40th interest of a share; and
•5.75% Fixed-to-Floating Rate Subordinated Notes due 2030.

The above securities require the selection of a replacement reference rate following the cessation of the publication of three-month U.S. dollar LIBOR on a representative basis. On March 5, 2021, the U.K.’s Financial Conduct Authority announced that, after June 30, 2023, three-month U.S. dollar LIBOR (along with other remaining tenors of U.S. dollar LIBOR) would cease publication or no longer be representative. In connection with the cessation of representative U.S. dollar LIBOR, on March 15, 2022, Congress enacted the Adjustable Interest Rate (LIBOR) Act (the “LIBOR Act”), and the Board of Governors of the Federal Reserve System (the “Board”) has issued final rules thereunder (the “LIBOR Rule”).

RJF is issuing this press release to announce that, effective as of the LIBOR Replacement Date, the CME Term SOFR Reference Rate published for the three-month tenor, as administered by CME Group Benchmark Administration, Ltd. (or any successor administrator thereof) (“three-month CME Term SOFR”), plus a spread adjustment of 0.26161% per annum (such rate being the applicable “Board-selected benchmark replacement” under the LIBOR Rule) will be the reference rate for calculations or determinations of applicable dividend or interest payments on the securities listed above. In addition, certain conforming changes adopted by the Board under the LIBOR Rule to the applicable business day conventions and determination dates will also apply to such securities.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,700 financial advisors. Total client assets are $1.22 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future shareholder distributions. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.